UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 18, 2007

ACUSPHERE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50405	04-3208947
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

500 Arsenal Street

Watertown, Massachusetts 02472

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code  (617) 648-8800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 18, 2007, John F. Thero informed Acusphere, Inc. (the “Company”) of his intention to resign as the Company’s Senior Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Secretary.  The Company has accepted Mr. Thero’s resignation effective as of June 30, 2007.  Frederick W. Ahlholm, the Company’s Vice President, Finance, will serve as the Company’s interim principal financial officer and will serve in such capacity until a permanent replacement for Mr. Thero is appointed.  The Company expects to conduct a nationwide search for Mr. Thero’s permanent replacement effective immediately.  The Company expects to enter into a consulting agreement with Mr. Thero, under which he will provide transitional support services to the Company in order to facilitate an orderly transition of his duties.

Item 7.01   Regulation FD Disclosure

The Company has attached a press release announcing the resignation of Mr. Thero, as well as providing a mid-year update and outline of corporate milestones. A copy of this press release is furnished as Exhibit 99.1 to this Current Report.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Form of Press Release, furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSPHERE, INC.

Dated: June 22, 2007	By:	/s/ Sherri C. Oberg
Name: Sherri C. Oberg
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Form of Press Release, furnished herewith